UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2021, Aspira Women’s Health Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and Truist Securities, Inc., as representatives of the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement, in connection with the underwritten public offering of 6,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $7.50 per share (the “Offering”).

Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 900,000 shares of Common Stock (the “Option Shares”) at the public offering price, less the underwriting discount of $0.4875 per share. On February 5, 2021, the Underwriters notified the Company that they were exercising this option in connection with the closing of the Offering. The Offering, including the Option Shares, closed on February 8, 2021 and resulted in net proceeds to the Company of $48,386,250, after giving effect to the underwriting discount but before expenses.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations and warranties contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may have been used for purposes of allocating risk between the parties rather than establishing matters as facts, and may be subject to materiality and other limitations agreed upon by the contracting parties. Accordingly, stockholders should not rely upon such representations and warranties as characterizations of the actual state of facts or condition of the Company or its subsidiaries and affiliates.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252267) filed with the Securities and Exchange Commission on January 20, 2021, including the prospectus dated January 28, 2021 contained therein, as the same has been supplemented.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the aforementioned exhibit. A copy of the opinion of Sidley Austin LLP, counsel to the Company, regarding the legality of the shares of Common Stock issued and sold in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 4, 2021, between Aspira Women’s Health Inc. and William Blair & Company, L.L.C. and Truist Securities, Inc., as representatives of the several underwriters named in Schedule I thereto

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: February 8, 2021	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer